                                                                    EXHIBIT 1.1


                                4,000,000 Shares

                                  Common Stock

                               ($0.001 Par Value)

                             UNDERWRITING AGREEMENT

                                __________, 2001

                             UNDERWRITING AGREEMENT

                                                                 _________, 2001

Jefferies & Company, Inc.
Morgan Keegan & Co., Inc.,
        As representatives of the several underwriters
        named in Schedule A hereto
c/o Jefferies & Company, Inc.
1100 Santa Monica Blvd., 11th Floor
Los Angeles, CA  90025

Ladies and Gentlemen:

        BAM! Entertainment, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the "Underwriters") an aggregate of 4,000,000 shares (the "Firm Shares") of Common Stock, $0.001 par value (the "Common Stock"), of the Company. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 600,000 shares of Common Stock (the "Additional Shares"). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the "Shares." The Shares are described in the Prospectus which is referred to below.

        The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the "Act"), with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1, (File No. 333-62436) including a prospectus, relating to the Shares. The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses (each thereof being herein called a "Preliminary Prospectus") relating to the Shares. Except where the context otherwise requires, the registration statement, as amended when it becomes effective, including all documents filed as a part thereof, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430(A) under the Act and also including any registration statement filed pursuant to Rule 462(b) under the Act, is herein called the Registration Statement, and the prospectus, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the Prospectus.

        The Company and the Underwriters agree as follows:

        1. Sale and Purchase. Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Company agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the aggregate number of Firm Shares set forth opposite the name of such Underwriter in Schedule A annexed hereto, in each case at a purchase price of $[______] per Share. The time of the purchase is hereafter referred to as the "Time of Purchase." The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

        In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them (subject to such adjustment as you shall determine to avoid fractional shares), all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. This option may be exercised, in whole or in part, by you on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the "Additional Time of Purchase"); provided, however, that the Additional Time of Purchase shall not be earlier than the Time of Purchase (as defined below) nor earlier than the second business day(1) after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares).


----------

       (1) As used herein "business day" shall mean a day on which the New York Stock Exchange is open for trading.

        2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of the Depository Trust Company ("DTC") for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on [______________], 2001 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of
Section 8 hereof). The time at which such payment and delivery are actually made is hereinafter sometimes called the "Time of Purchase." Certificates for the Firm Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify no later than the second business day preceding the Time of Purchase. For the purpose of expediting the checking of the certificates for the Firm Shares by you, the Company agrees to make such certificates available to you for such purpose at least two full business days preceding the Time of Purchase.

        Payment of the purchase price for the Additional Shares shall be made at the Additional Time of Purchase in the same manner and at the same office as the payment for the Firm Shares. Certificates for the Additional Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify no later than the second business day preceding the Additional Time of Purchase. For the purpose of expediting the checking of the certificates for the Additional Shares by you, the Company agrees to make such certificates available to you for such purpose at least one full business day preceding the Additional Time of Purchase.

        3. Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters that:


        (a) the Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of any Preliminary Prospectus, or instituting or threatening proceedings for that purpose, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and when the Registration Statement became effective, the Registration Statement, all amendments thereto or modifications thereof, and the Prospectus fully complied in all material respects with the provisions of the Act, and the Registration Statement and all amendments thereto or modifications thereof do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement, the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with information concerning the Underwriters and furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus; and the Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectus or the Prospectus;

        (b) as of the date of this Agreement, the Company has the authorized and outstanding capitalization as set forth in the section of the Registration Statement, the Preliminary Prospectus and the Prospectus entitled "Capitalization" and, as of the Time of Purchase and the Additional Time of Purchase, as the case may be, the Company shall have the authorized capitalization as set forth under the heading entitled "Pro Forma As Adjusted" in the section of the Registration Statement and the Prospectus entitled "Capitalization"; other than as described in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Company are outstanding; all of the issued and outstanding shares of capital stock including Common Stock and Preferred Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, co-sale right, right of first refusal or similar right;

        (c) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement;

        (d) the Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, properties, financial condition or results of operation of the Company and its Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect"). The Company has no subsidiaries (as defined in the
Act) other than (1) BAM Entertainment Limited and (2) Bam Studios (Europe) Limited (collectively, the "Subsidiaries"); the Company owns 100% of the outstanding capital stock of each of the Subsidiaries; other than the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; complete and correct copies of the charter documents, certificates or articles of incorporation and of the bylaws of the Company and the Subsidiaries and all amendments thereto have been delivered to you, and except as set forth in the exhibits to the Registration Statement no changes therein will be made subsequent to the date hereof and prior to the Time of Purchase or, if later, the Additional Time of Purchase; each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement; each Subsidiary is duly qualified to do business as a foreign corporation in good standing in each jurisdiction where the ownership or leasing of the properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and (except as otherwise described in this Section 3(d)) are owned by the Company subject to no security interest, other encumbrance or adverse claims; no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding;

        (e) the Company and each of its Subsidiaries are in compliance in all material respects with the laws, orders, rules, licenses, authorizations, approvals, regulations and directives issued or administered by each jurisdiction applicable to it, except where non-compliance will not singly or in the aggregate result in a Material Adverse Effect;

        (f) each of the agreements (the "Reincorporation Agreements") entered into by the Company in connection with the changing of its state of incorporation from California to Delaware (the "Reincorporation") has been duly and validly authorized, executed and delivered by the Company, are in full force and effect, and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms and, to the knowledge of the Company, is a valid and binding obligation of each other party thereto, enforceable against each party in accordance with its terms. The Reincorporation has been validly effected in accordance with the laws of the states of California and Delaware;

        (g) neither the Company nor any of its Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under), its respective charter or bylaws or, other than that would not have a material adverse effect on the Company or its Subsidiaries, in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties is bound, and the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under), any provisions of the charter or bylaws of the Company or any of its Subsidiaries or under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries;

        (h) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the rights of creditors generally or by general equitable principles;

        (i) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement, the Preliminary Prospectus and Prospectus and the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

        (j) the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable;

        (k) no approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, court, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transaction as contemplated hereby other than registration of the Shares under the Act and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD");

        (l) no person has the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any shares of capital stock of the Company upon the issue and sale of the Shares to the Underwriters hereunder, nor does any person have preemptive rights, co-sale rights, rights of first refusal or other rights to purchase any of the Shares other than those that have been expressly waived prior to the dates hereof;

        (m) Deloitte & Touche LLP, whose report on the consolidated financial statements of the Company and its Subsidiaries is filed with the Commission as part of the Registration

Statement, the Preliminary Prospectus and Prospectus, are independent public accountants as required by the Act;

        (n) each of the Company and its Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business;

        (o) all legal or governmental proceedings, contracts, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

        (p) there are no actions, suits, claims, investigations or proceedings pending or threatened to which the Company or any of its Subsidiaries or any of their respective officers is a party or of which any of their respective properties is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which could result in a judgment, decree or order having a Material Adverse Effect or prevent consummation of the transactions contemplated hereby, and the Company knows of no facts which would form a reasonable basis for such an action;

        (q) the audited financial statements and summary consolidated financial data included in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods specified; the financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved;

        (r) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development which, in the Company's reasonable judgment, is likely to cause a material adverse change, in the business, properties or assets described or referred to in the Registration Statement, or the results of operations, condition (financial or otherwise), business, prospects or operations of the Company and its Subsidiaries taken as a whole,
(ii) any transaction which is material to the Company or its Subsidiaries taken as a whole, except transactions in the ordinary course of business, (iii) any obligation, direct or contingent, which is material to the Company and its Subsidiaries taken as a whole, incurred by the Company or its Subsidiaries, except obligations incurred in the ordinary course of business, (iv) except as contemplated in the Prospectus, any change in the capital stock or outstanding indebtedness of the Company or its Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company. Neither the Company nor its Subsidiaries has any material contingent obligation which is not disclosed in the Registration Statement;


        (s) during the six months prior to the date hereof, neither the Company nor any person acting on behalf of the Company has offered or sold to any person any capital stock, or any securities of the same or a similar class as the Shares, other than the Shares and other than under restrictions and other circumstances so as to ensure that such offers or sales do not become integrated into the offer and sale of the Shares;

        (t) the Company has obtained the agreement (in the form approved by you) of each of its directors, officers, stockholders, optionholders and other securityholders not to sell, offer to sell, contract to sell, hypothecate, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable for Common Stock or warrants or other rights to purchase Common Stock for a period of 180 days after the date of the Prospectus without the prior written consent of Jefferies & Company, Inc.;

        (u) the Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

        (v) the Company and its Subsidiaries have good and marketable title to all property (real and personal) described in the Prospectus as being owned by them, free and clear of all liens, claims, security interests or other encumbrances or defects except such as are described in the Registration Statement and the Prospectus and except as would not individually or in the aggregate have a Material Adverse Effect. All the property being held under lease by the Company and its Subsidiaries is held thereby under valid and enforceable leases;

        (w) each of the Company and its Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amount as are customary in the business in which it is engaged. All policies of insurance insuring the Company, the Subsidiaries or any of their businesses, material assets, employees, officers and directors are in full force and effect, and each of the Company and each of its Subsidiaries is in compliance with the terms of such policies in all material respects. There are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause;

        (x) the Company has received the written consent to the use of all statistical and market-related data included in the Prospectus from appropriate sources to the extent required;

        (y) neither the Company nor any of its affiliates has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

        (z) the Company owns or has obtained licenses (which licenses are enforceable against the Company and, to the Company's best knowledge, the other parties thereto) for the patents, patent applications, inventions, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information systems or procedures), trademarks, trademark registrations, service marks, service mark registrations, mask work rights, trade names, copyrights, and other rights described in the Prospectus as being owned or used by or licensed to the Company or its Subsidiaries or necessary for the conduct of their respective businesses as currently conducted (collectively, the "Intellectual Property"). Each employee of and consultant to the Company has entered into a confidentiality and invention assignment agreement in favor of the Company as a condition of his or her employment or retention in service. Except as set forth in the Prospectus: (i) to the Company's knowledge, there are no rights of third parties to any such Intellectual Property inconsistent with the rights of the Company related to such Intellectual Property; (ii) to the Company's knowledge, there is no infringement by third parties of any such Intellectual Property owned or exclusively licensed by the Company; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any Intellectual Property which would cause a Material Adverse Effect on the Company; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property which would cause a material adverse effect on the Company; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries infringes or otherwise violates, or would infringe or otherwise violate upon commercialization of its products and product candidates described in the Prospectus, any patent, trademark, copyright, trade secret or other proprietary rights of others which would cause a material adverse effect on the Company; and (vi) to the Company's actual knowledge there is no patent or patent application which contains claims that conflict or interfere with or may conflict or interfere with any Intellectual Property described in the Prospectus as being owned by or licensed to the Company or any of its Subsidiaries or that is necessary for the conduct of their respective businesses as currently or contemplated to be conducted;

        (aa) neither the Company nor any of its Subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which violation individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect;


        (bb) the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) records (including sales contracts) are kept in accordance with management's general or specific authorization and true and accurate copies are provided to the Company's independent auditors; (iii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iv) access to assets is permitted only in accordance with management's general or specific authorization; and (v) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

        (cc) each of the Company and its Subsidiaries has filed all federal, state, local and foreign tax returns and tax forms required to be filed. Such returns and forms are complete and correct in all material respects, and all taxes shown by such returns or otherwise assessed that are due or payable have been paid, except such taxes as are being contested in good faith and as to which adequate reserves have been provided. All payroll withholdings required to be made by the Company and each of its Subsidiaries with respect to employees have been made. The charges, accruals and reserves on the books of the Company and each of its Subsidiaries in respect of any tax liability for any year not finally determined are, in management's determination, adequate to meet any assessments or reassessments for additional taxes. There have been no tax deficiencies asserted and, to the knowledge of the Company, no tax deficiency might be reasonably asserted or threatened against the Company or any of its Subsidiaries which individually or in the aggregate could have a Material Adverse Effect; and

        In addition, any certificate signed by any executive officer of the Company delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

        4. Certain Covenants of the Company. The Company hereby agrees:


        (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation (unless it is already so qualified) or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the

Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

        (b) to make available to the Underwriters in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus within the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare promptly upon request, but at the expense of such Underwriter, such amendment or amendments to the Registration Statement and such prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

        (c) to advise you promptly and (if requested by you) to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rules);

        (d) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which you shall object in writing;

        (e) to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission and otherwise take all actions in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the shares, and to promptly notify you of such filing;

        (f) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

        (g) to furnish to you and, upon request, to each of the other Underwriters for a period of five years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate,
(ii) copies of all annual, quarterly and current reports filed with the Commission on

Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange or authorized quotation system on which any class of securities of the Company is listed, and (iv) such other information as you may reasonably request regarding the Company or its Subsidiaries, in each case as soon as such communications, documents or information becomes available;

        (h) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Act which, in the judgment of the Company, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading and, during such time, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

        (i) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than eighteen months after such effective date;

        (j) to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders' equity and of cash flow of the Company for such fiscal year), accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants;

        (k) to furnish to you five (5) signed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient conformed copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

        (l) to furnish to you as early as practicable prior to the Time of Purchase and the Additional Time of Purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and its Subsidiaries which have been reviewed by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to
Section 6(b) hereof;

        (m) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of Proceeds" in the Prospectus;

        (n) to furnish to you, before filing with the Commission subsequent to the effective date of the Registration Statement and during the period referred to in paragraph (e) above, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act;

        (o) not to issue, sell, offer or agree to sell, contract to sell, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of capital stock or securities convertible into or exchangeable or exercisable for capital stock or warrants or other rights to purchase capital stock or any other securities of the Company that are substantially similar to capital stock or permit the registration under the Act of any shares of capital stock, except for the registration of the Shares and the sales to the Underwriters pursuant to this Agreement and except for issuances of options to purchase 713,225 shares of Common Stock under employee stock option plans existing on the date of this Agreement, an issuance to Transcap Associates, Inc. of a warrant to purchase an additional 100,000 shares of Common Stock with an exercise price equal to the initial public offering price, issuances of up to 500,000 shares of or securities convertible into or exercisable for Common Stock in strategic partnering transactions or other transactions, the primary purpose thereof is not to raise capital, issuances of Common Stock upon the exercise of outstanding options, warrants and debentures described in the Registration Statement or Prospectus, for a period of 180 days after the date hereof, without the prior written consent of Jefferies & Company, Inc.;

        (p) to use its best efforts to cause the Common Stock to be included, and thereafter have such inclusion maintained, for quotation on the Nasdaq National Market;

        (q) to pay all costs, expenses, fees and taxes (other than any transfer taxes), including the fees and expenses of counsel to the Underwriters and certain travel costs, in the maximum aggregate amount of $300,000, in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issuance, sale and delivery of the Shares, (iii) the word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Statements of Information, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel to the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the Nasdaq Stock Market and any registration thereof under the Exchange Act,
(vi) the filing for review of the public offering of the Shares by the NASD, including attorneys' fees related thereto, and (vii) the performance of the Company's other obligations hereunder; and

        (r) to use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Time of Purchase or the Additional Time of Purchase, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

        5. Reimbursement of Underwriters' Expenses. If the Shares are not delivered for any reason other than the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(q) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

        6. Conditions of Underwriters' Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the Time of Purchase (and the several obligations of the Underwriters at the Additional Time of Purchase are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the Time of Purchase (unless previously waived) and at the Additional Time of Purchase, as the case may be), the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

        (a) The Company shall furnish to you at the Time of Purchase and at the Additional Time of Purchase, as the case may be, a written opinion of Kirkpatrick & Lockhart LLP, counsel for the Company, or, with respect to the opinions in subsections (i), (ii), (iii), (v), (vi), (viii), (ix), (x), (xii),
(xvii), (xviii), (xix), (xxiv) and (xxv), of Doty, Sundheim & Gilmore; provided that the opinion with respect to subsection (v) shall also be given by Kirkpatrick & Lockhart LLP, which opinion shall be made to their knowledge, addressed to the Underwriters, and dated the Time of Purchase or the Additional Time of Purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form satisfactory to Brobeck, Phleger & Harrison LLP, counsel for the Underwriters, stating that:

                (i) the Company is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), to execute and deliver the Underwriting Agreement and to issue, sell and deliver the Shares as therein contemplated;

                (ii) each of the Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation with full corporate power and authority to own, lease and operate its respective properties and to conduct its respective business;

                (iii) the Company and its Subsidiaries are duly qualified in or licensed by each jurisdiction in which they conduct their respective businesses and in which the failure, individually or in the aggregate, to be so licensed or qualified could have a Material Adverse Effect and the Company and its Subsidiaries are duly qualified, and are in good standing, in each jurisdiction in which they own or lease real property or maintain an office and in which such qualification is necessary;

                (iv) the Underwriting Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable by you in accordance with its terms;

                (v) the authorized, issued and outstanding capital stock as of _________, 2001 is as set forth under the heading "Capitalization" in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and to our knowledge are fully paid and non-assessable;

                (vi) the outstanding shares of capital stock of the Company are free of statutory and contractual preemptive rights and have been issued in compliance with all state, federal and foreign securities laws; to the best of such counsel's knowledge, except as described in the Prospectus, there are no outstanding securities of the Company convertible or exchangeable into, or evidencing the right to purchase or subscribe for, any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of a similar character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into, or evidencing the right to purchase or subscribe for, any shares of such stock;

                (vii) the Shares to be sold by the Company have been duly authorized, and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable;

                (viii) the Shares, when issued, will be free of statutory and, to the knowledge of such counsel, contractual preemptive rights, resale rights, rights of first refusal and similar rights; the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

                (ix) other than as set forth in the Prospectus and to our knowledge, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or the Subsidiaries is the subject which are required to be described in the Registration Statement that are not so described; and no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                (x) other than the Subsidiaries, the Company does not own or control, directly or indirectly, any corporation, association or other entity; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, except as otherwise stated in the Registration Statement, are owned by the Company, in each case subject to no security interest, other encumbrance or adverse claim; to the best of such counsel's knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding;

                (xi) the statements set forth under the caption "Description of Capital Stock" in the Prospectus, insofar as such statements purport to summarize certain provisions of the capital stock of the Company, provide a fair summary of such provisions in all material respects; the statements set forth under the captions "Risk Factors--Risks Relating to this Offering -- Anti-takeover provisions in our charter documents and in Delaware law could prevent or delay a change in control and, as a result, negatively impact our stockholders;" "Legal Proceedings;" "Business -- Strategic Relationships;" "Management--2000 Stock Incentive Plan," ["--Employee Stock Purchase Plan,"] "--401(k) Retirement Plan" and "--Indemnification of Directors and Officers"; "Certain Transactions" and "Underwriters" (to the extent it is a description of this Agreement) in the Prospectus and in the Registration Statement in
        Item 15 and in the Registration Statement on Form 8-A relating to the Common Stock filed under the Exchange Act, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, have been reviewed by us, are correct in all material respects and fairly summarize the matters referred to therein to the extent required by the Act or the Exchange Act;

                (xii) other than as set forth in the Prospectus, such counsel has no knowledge of any persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement who have not waived such rights;

                (xiii) the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial data contained or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and no amendment to the Registration Statement is required to be filed which has not been filed;

                (xiv) the Registration Statement and all post-effective amendments, if any, have become effective under the Act and, to such counsel's knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424;

                (xv) no approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, court, authority or agency is required in connection with the issuance and sale of the Shares and consummation by the Company of the transactions contemplated hereby other than registration of the Shares under the Act (except such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters);

                (xvi) the execution, delivery and performance of the Underwriting Agreement by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both, would result in any breach of or constitute a default under), any provisions of the charter or bylaws of the Company or any of its Subsidiaries or under any provision of any license, indenture, mortgage, deed of trust, bank loan, credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected and which would have a material adverse effect on the Company or any of its Subsidiaries, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries;

                (xvii) to such counsel's knowledge, neither the Company nor any of its Subsidiaries is in violation of its charter or bylaws or is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under), any license, indenture, mortgage, deed of trust, bank loan or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries;

                (xviii) to such counsel's knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus which have not been so filed, summarized or described;

                (xix) to the best of such counsel's knowledge, there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the Company or any of its Subsidiaries is subject or of which any of their respective properties, is subject at law or in equity or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Prospectus but are not so described;

                (xx) the Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act;

                (xxi) the Shares have been approved for quotation on the Nasdaq National Market upon issuance as contemplated by the Underwriting Agreement;

                (xxii) nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at all times up to and including the Time of Purchase or Additional Time of Purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial data included in the Registration Statement or Prospectus);

                (xxiii) the execution and delivery of the Agreement and Plan of Merger (the "Merger Agreement"), dated ______________, 2001 between the Company and Bay Area Multimedia, Inc., a California corporation (the "California Corporation"), effecting the reincorporation of the California Corporation under the laws of the State of Delaware, was duly authorized by all necessary corporate action on the part of each of the California Corporation and the Company;

                (xxiv) each of the California Corporation and the Company had all corporate power and authority necessary to execute and file the [Certificate of Ownership and Merger] with the Secretary of State of the State of California and the Secretary of State of the State of Delaware and to consummate the reincorporation contemplated by the Merger Agreement, and the Merger Agreement at the time of execution and immediately prior to the effectiveness of the Merger constituted a valid and binding obligation of each of the California Corporation and the Company, subject to the effect of (x) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer or other similar federal or state laws affecting the rights of creditors and (y) general principles of equity; and

                (xxv) the [Certificate of Ownership and Merger] has been filed with the Secretary of State of the State of California and the State of Delaware, and is in effect without amendment thereto on the date hereof and all other actions necessary to effect the reincorporation have been taken such that the California Corporation is reincorporated in Delaware as of the date hereof.

               (b) You shall have received from Deloitte & Touche LLP, letters dated, respectively, the date of this Agreement and the Time of Purchase and Additional Time of Purchase, as the case may be, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by Jefferies & Company, Inc.

               (c) The Company shall have complied with the provisions of
Section 4(b) hereof with respect to the furnishing of copies of the Prospectus as soon as practicable after the Registration Statement becomes effective.

               (d) You shall have received at the Time of Purchase and at the Additional Time of Purchase, as the case may be, the favorable opinion of Brobeck, Phleger & Harrison LLP, counsel for the Underwriters, dated the Time of Purchase or the Additional Time of Purchase, as the case may be, as to the matters referred to in subparagraphs (iv), (vii), and (xiv) of paragraph (a) of this Section 6.

               In addition, such counsel shall state that such counsel have participated in conferences with officers and other representatives of the Company, counsel for the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company), no facts have come to the attention of such counsel which lead them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date or any supplement thereto as of its date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no comment with respect to the financial statements and schedules and other financial and statistical data derived therefrom included in the Registration Statement or Prospectus).

               (e) No amendment or supplement to the Registration Statement or Prospectus shall be filed prior to the time the Registration Statement becomes effective to which you object in writing.

               (f) The Registration Statement shall become effective, or if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act, at or before 5:00 P.M., New York City time, on the date of this Agreement, unless a later time (but not later than 5:00 P.M., New York City time, on the second full business day after the date of this Agreement) shall be agreed to by the Company and you in writing or by telephone, confirmed in writing; provided, however, that the Company and you and any group of

Underwriters, including you, who have agreed hereunder to purchase in the aggregate at least 50% of the Firm Shares may from time to time agree on a later date.

               (g) Prior to the Time of Purchase or the Additional Time of Purchase, as the case may be, no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act.

               (h) Between the time of execution of this Agreement and the Time of Purchase or the Additional Time of Purchase, as the case may be, no material and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, condition or prospects of the Company and its Subsidiaries taken as a whole shall occur or become known.

               (i) The Company will, at the Time of Purchase or Additional Time of Purchase, as the case may be, deliver to you a certificate of two of its executive officers to the effect that the representations and warranties of the Company as set forth in this Agreement are true and correct as of each such date, that the Company shall perform such of its obligations under this Agreement as are to be performed at or before the Time of Purchase and at or before the Additional Time of Purchase, as the case may be, and the conditions set forth in paragraphs (f) and (g) of this Section 6 have been met.

               (j) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the Time of Purchase and the Additional Time of Purchase, as the case may be, as you may reasonably request.

               (k) The Shares shall have been approved for listing for quotation on the Nasdaq National Market, subject only to notice of issuance at or prior to the Time of Purchase or the Additional Time of Purchase, as the case may be.

        7. Effective Date of Agreement; Termination. This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or
(ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

        The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of you or any group of Underwriters (which may include you) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, if, since the time of execution of this Agreement or the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there has been any material adverse and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the operations, business, condition or prospects of the Company and its Subsidiaries taken as a whole, which would, in your judgment or in the judgment of such group of Underwriters, make it impracticable to market the Shares; or (ii) there shall have occurred any downgrading, or any notice shall have been given of (x) any intended or potential downgrading or (y) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any of its Subsidiaries by any "nationally recognized statistical rating organization" as that term is defined in Rule 436(g)(2) under the Act; or (iii) if, at any time prior to the Time of Purchase or, with respect to the purchase of any Additional Shares, the Additional Time of Purchase, as the case may be, trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market shall have been suspended or limitations or minimum prices shall have been established on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market, or if a banking moratorium shall have been declared either by the United States or New York State authorities; or (iv) if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in your judgment or in the judgment of such group of Underwriters, to make it impracticable to market the Shares.

        If you or any group of Underwriters elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly by letter, facsimile or email.

        If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(q), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

        8. Increase in Underwriters' Commitments. Subject to Sections 6 and 7, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for reasons sufficient to justify the termination of this Agreement under the provisions of
Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

        Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that they will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

        If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the Time of Purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

        The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

        If the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter except for the expenses to be borne by the Company pursuant to Section 4 (q) above and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        9. Indemnity and Contribution.

        (a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use with reference to such Underwriter in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

        If any action, suit or proceeding (together, a "Proceeding") is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to any Underwriter or any such person or otherwise. Such Underwriter or such controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any such Proceeding effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 10 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

        (b) Each Underwriter, severally and not jointly, agrees to indemnify, defend and hold harmless the Company, its directors and officers who have signed the registration statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, the Company or any such person may incur under the Act, the Exchange Act, common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with reference to such Underwriter in the Registration Statement (or in the Registration Statement as amended by or on behalf of any post-effective amendment thereof by the Company) or in the Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or Prospectus or necessary to make such information not misleading.

        If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses, provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter, from any liability which such Underwriter may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 10 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

               (c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this
Section 9 in respect of any losses, damage, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the shares. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any claim or Proceeding.

               (d) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

               (e) The indemnity and contribution agreements contained in this
Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and each Underwriter agree promptly to notify each other commencement of any Proceeding against it and, in the case of the Company, against any of the Company's officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

        10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to Jefferies & Company, Inc., 299 Park Avenue, New York, N.Y. 10171-0026,
Attention: Syndicate Department and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 333 West Santa Clara Street, Suite 960, Attention: Chief Financial Officer.

        11. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

        12. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against Jefferies & Company, Inc. or any indemnified party. Each of Jefferies & Company, Inc. and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

        13. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, pursuant representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

        14. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

        15. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company's and any of the Underwriters' respective businesses and/or assets.

        If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company and the Underwriters, severally.

                                            Very truly yours,


                                            BAM! ENTERTAINMENT, INC.

                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:


Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A

JEFFERIES & COMPANY, INC.
MORGAN KEEGAN & CO., INC.


By:  JEFFERIES & COMPANY, INC.


By:
   -------------------------------
   Title:


By:
   -------------------------------
   Title:

                                   SCHEDULE A

Underwriter                                                Number of Firm Shares
-----------                                                ---------------------
JEFFERIES & COMPANY, INC.                                  [___________]
MORGAN KEEGAN & CO., INC.                                  [___________]

                                                            -----------

                              Total.....................      4,000,000
                                                            ===========